UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 20, 2008

DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, the stockholders of Denny’s Corporation (the “Company”) approved the Denny’s Corporation 2008 Omnibus Incentive Plan (the “2008 Omnibus Plan”).  A total of 4,500,000 shares of the Company’s common stock are reserved and available for issuance pursuant to awards granted under the 2008 Omnibus Plan.  A description of the material terms of the 2008 Omnibus Plan was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2008.  A copy of the 2008 Omnibus Plan is filed as Exhibit 99.1 to this Form 8-K.

Additionally on May 20, 2008, the Compensation and Incentives Committee of the Company’s Board of Directors approved changes to the Company’s Paradigm Shift Incentive Program.  As originally adopted, the Paradigm Shift Incentive Program provided executive officer participants with an opportunity to earn cumulative cash awards ranging from $180,000 to $245,000, depending on level of participation, over a three year period (from 2007 to 2009) upon the completion of certain defined milestones which were set for three “paradigm shift” projects associated with the Company’s implementation of certain planned concept, facility and process initiatives.  The Committee amended the Program with respect to two of these initiatives to shorten the performance period, adjust certain milestone targets, and reduce the potential payouts (while retaining discretion to reward extraordinary performance in achievement of these initiatives).

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99.1 -- Denny's Corporation 2008 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 27, 2008	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Growth Initiatives,
Chief Administrative Officer,
Chief Financial Officer